UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 28, 2012

CONSUMER PORTFOLIO SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

CALIFORNIA	1-11416	33-0459135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19500 Jamboree Road, Irvine, CA 92612
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (949) 753-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

As previously reported, on August 29, 2011, we received from The Nasdaq Stock Market a staff deficiency letter indicating that we had failed to comply with the minimum public float requirement for continued listing on the Nasdaq Global Market, over the 30 business day period ended August 26, 2011.  A minimum public float of $15 million is required by Nasdaq Rule 5450(b)(3)(c). Public float is defined as the closing bid price for our common shares, multiplied by the number of outstanding shares held by persons other than our directors, our officers and holders of 10% or more of outstanding shares.

Our previous report noted that our common stock would remain listed on the Nasdaq Global Market during the 180-day grace period following such notification of noncompliance, and that we would have until February 27, 2012 to regain compliance with the minimum public float requirement; otherwise our common stock would be subject to delisting. To regain compliance within the grace period would have required that the closing bid price of our common stock equal or exceed $1.18 per share for ten consecutive trading days prior to February 27, 2012.

We did not regain compliance prior to that date, and we received on February 28, 2012 from The Nasdaq Stock Market a staff deficiency letter indicating (i) that we had failed to regain compliance, and (ii) that our stock was now subject to delisting, for non-compliance with the rule identified in the previous letter. We have today requested a formal hearing before the Nasdaq Hearings Department, which ordinarily results in our stock remaining listed pending a decision from a hearings panel.  According to Nasdaq, such formal hearings are typically scheduled 30 to 45 days following a company’s request.

We are considering multiple courses of action that could be taken to maintain a listing of our common stock, and will present one or more of such plans to the Nasdaq panel at the formal hearing. There can be no assurance that any such plan will be acceptable to the Nasdaq panel.

It is also possible that we will regain compliance simply as a result of our common stock maintaining the requisite price for a period of at least ten consecutive trading days prior to the formal hearing, in which case we expect that our common stock will remain listed on that basis.

As of the date this report is filed, the closing bid price of our common stock has exceeded the requisite level of $1.18 per share for six consecutive trading days, through Friday, March 2, 2012.  There can be no assurance as to the price(s) at which our stock may trade or be quoted in the future.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CONSUMER PORTFOLIO SERVICES, INC.

Date: March 5, 2012	By:	/s/ JEFFREY P. FRITZ
Jeffrey P. Fritz
Senior Vice President and Chief Financial Officer Signing on behalf of the registrant

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